UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — August 2, 2016

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, Envestnet, Inc. (“Envestnet”) and Envestnet Asset Management, Inc. (together with Envestnet, the “Company”) entered into an employment agreement with Josh Mayer, the Chief Operating Officer of the Company (the “Mayer Employment Agreement”) and an employment agreement with Scott Grinis, the Chief Technology Officer of the Company (the “Grinis Employment Agreement”, and together with the Mayer Employment Agreement, the “Employment Agreements”).  In consideration for Mr. Mayer and Mr. Grinis (Mr. Mayer and Mr. Grinis each an “Executive”) agreeing to enter into his Employment Agreement, the Compensation Committee (the “Committee”) approved a one-time equity grant to each Executive, including a restricted stock unit grant to Mr. Mayer (the “Mayer RSU Award”) and a restricted stock unit grant to Mr. Grinis (the “Grinis RSU Award”, and together with the Mayer RSU Award, the “RSU Awards”), contingent and effective upon the signing of the Employment Agreement.

The Employment Agreements and the RSU Awards are part of a negotiation of the Executives’ compensation packages with the Company.  The Employment Agreements provide severance following certain terminations of employment as described in more detail below in exchange for the Executive’s agreement to certain restrictive covenants for a period of time following his termination of employment.  The RSU Awards only vest if the Executive remains employed for a period of three years following the date of grant (with certain exceptions) as described in greater detail below.

Employment Agreements

The Employment Agreements have a three-year term beginning on August 2, 2016, with an automatic one-year renewal unless either party provides advance written notice of non-renewal.  Pursuant to the Mayer Employment Agreement, Mr. Mayer will receive an annual base salary of $325,000, subject to annual review.  Mr. Mayer will also be eligible for an annual discretionary cash bonus with a target amount and applicable performance goals determined by the Compensation Committee each year; provided, however, that the cash bonus paid for 2016 performance shall be no less than $157,500.  Mr. Mayer must remain employed through the last day of the calendar year in order to receive the annual bonus for such year.  Pursuant to the Grinis Employment Agreement, Mr. Grinis will receive an annual base salary of $300,000, subject to annual review.  Mr. Grinis will also be eligible for an annual discretionary cash bonus with a target amount and applicable performance goals determined by the Compensation Committee each year; provided, however, that the cash bonus paid for 2016 performance shall be no less than $180,000.  Mr. Grinis must remain employed through the last day of the calendar year in order to receive the annual bonus for such year.

Subject to the signing of a release and compliance with the terms of the Employment Agreements, in the event of a termination of the Executive’s employment either without cause or for good reason, the Executive will be entitled to (i) “Severance Pay” equal to two (2) multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two (2) years), (ii) a “Pro-Rata Bonus for Year of Termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the sixty-day anniversary of the termination date), and (iii) a “Health Care Continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the Executive’s health care premium costs covered by the Company as of the termination date) (paid on the sixty-day anniversary of the termination date).

Under the terms of the Mayer Employment Agreement, Mr. Mayer is subject to an ongoing confidentiality obligation, a 24-month non-competition covenant, a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the 12-month period prior to Mr. Mayer’s termination date), and a 24-month non-solicitation of customers of the Company covenant (including prospective customers within the 12-month period prior to Mr. Mayer’s termination date).  The restrictive covenant provisions of the Grinis Employment Agreement have been adapted to comply with local California law and include an ongoing confidentiality obligation, ongoing restrictions on the use of certain Company confidential information (including methods of doing business, business plans, customer contact and relationship information and other valuable proprietary information concerning the Company and its affiliates), and a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the 12-month period prior to Mr. Grinis’s termination date)

In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, then the amount of payments pursuant to the Employment Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments the Executive would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax.  The Company also reserves the right to adopt a policy regarding recoupment of excess compensation applicable to its executives, including the Executives.  Such a policy would control over any inconsistent provision of the Employment Agreement and be binding on the Executives.

RSU Awards

Contingent and effective upon the signing of the applicable Employment Agreement, and pursuant to the Envestnet, Inc. 2010 Long-Term Incentive Plan (the “LTIP”), Mr. Mayer will receive a one-time restricted stock unit award with a value equal to 45,000 shares of the Company’s common stock on the date of the signing of the Mayer Employment Agreement, and Mr. Grinis will receive a one-time restricted stock unit award with a value equal to 35,000 shares of the Company’s common stock on the date of the signing of the Grinis Employment Agreement.

Subject to the Executive’s continued employment, the Executive shall become vested in the RSU Award over three years, with one-twelfth (1/12) of the RSU Award vesting each three-month anniversary of the date of grant.  Except as otherwise provided below, any portion of the RSU Award that is not vested upon the Executive’s termination of employment will be forfeited.  If the Executive’s employment is terminated without “cause”, for “good reason”, or upon death or “permanent disability”, and subject to the execution of a release, the RSU Award will immediately become fully vested.

The Executive shall be entitled to a distribution of shares on the applicable vesting dates.   The RSU Awards do not confer upon the Executive any right as a stockholder of the Company (i.e., dividends or voting rights) prior to the date(s) on which shares are distributed to the Executive following the applicable vesting dates.

In the event of a change in control of the Company, if (a) the Executive’s employment is terminated by the Company or a successor other than for “cause” within 24 months following the change in control, or (b) the LTIP is terminated by the Company or its successor following a change in control without provision for the continuation of the RSUs under the LTIP, the RSU Award will immediately become fully vested.

The foregoing descriptions of the Employment Agreements and the RSU Awards do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements and the RSU Award Agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1                        Employment agreement, dated as of August 2, 2016, between Envestnet, Inc., Envestnet Asset Management, Inc. and Josh Mayer.

10.2                        Employment agreement, dated as of August 2, 2016, between Envestnet, Inc. , Envestnet Asset Management, Inc. and Scott Grinis.

10.3                        Full Value Award Grant Certificate and Terms and Conditions for Josh Mayer, dated August 2, 2016.

10.4                        Full Value Award Grant Certificate and Terms and Conditions for Scott Grinis, dated August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC..

	By:	/s/ Peter D’Arrigo
Name: Peter D’Arrigo
Title: Chief Financial Officer

Date: August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement, dated as of August 2, 2016, between Envestnet, Inc. and Josh Mayer.

10.2	Employment agreement, dated as of August 2, 2016, between Envestnet, Inc. and Scott Grinis.

10.3	Full Value Award Grant Certificate and Terms and Conditions for Josh Mayer, dated August 2, 2016.

10.4	Full Value Award Grant Certificate and Terms and Conditions for Scott Grinis, dated August 2, 2016.